Exhibit 99.1

           (Text of graph posted to Ashland Inc.'s website concerning
                 Ashland Distribution's sales per shipping day)


                 Average Sales $ per Shipping Day ($, Millions)

              2001       2002        2003       2004       2005       2006
             ------     ------      ------     ------     ------     ------

January      10.993      9.567      10.842     11.777     15.187     15.959
February     11.712     10.109      11.555     12.575     15.530     16.412
March        11.378     10.503      11.607     12.549     15.524
April        11.713     10.330      11.806     13.302     15.631
May          10.756     10.506      11.469     13.442     15.664
June         10.630     10.668      11.710     13.282     14.971
July         10.330      9.966      11.042     13.166     14.774
August       10.230     10.281      11.379     13.707     14.535
September    10.636     10.749      11.540     14.062     16.319
October       9.877     10.415      11.453     14.340     15.870
November      9.806     11.054      12.262     15.234     16.688
December      8.565      9.420      10.174     13.772     14.991


                       Non-Durable Manufacturing Index (%)

              2001       2002       2003       2004       2005       2006
             ------     ------     ------     ------     ------     ------

January       98.9       97.6       96.0       95.9       99.4      101.2
February      98.5       96.9       96.5       96.7       99.4      101.0
March         97.4       97.4       96.7       96.9       99.5
April         97.5       97.3       95.8       97.6       99.1
May           97.4       97.6       95.4       98.1       99.3
June          96.8       98.4       95.3       98.0       99.5
July          96.3       98.3       95.4       98.5       99.4
August        96.7       97.9       95.2       98.5       98.8
September     96.6       97.9       95.5       98.0       97.4
October       97.0       96.8       95.5       99.0       98.0
November      96.6       96.3       96.3       99.0       99.3
December      96.6       96.1       96.1       99.2      100.1